Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: MICHAEL J. KOSS
November 19, 2009	(414)-964-5000

Koss Corporation Amends its Restated Certificate of Incorporation

To Increase the Total Number of Shares of Common Stock;
Forward Stock Split Expected to Occur on December 1, 2009

Milwaukee, WI:  Koss Corporation (NASDAQ SYMBOL:  KOSS), the U.S. based high fidelity stereophone leader, has announced that at a special meeting of stockholders held on November 19, 2009, the proposal to authorize Koss Corporation’s Board of Directors, in its discretion, to amend the Restated Certificate of Incorporation to increase the total number of shares of Common Stock that Koss has the authority to issue from 8,500,000 shares to 20,000,000 shares was approved and passed by Koss’s stockholders.

The approval of the increase in the number of authorized shares was a condition of the two-for-one forward stock split that was approved by Koss’s Board of Directors on October 7, 2009 to bring the Company into compliance with Nasdaq’s continued listing requirements. On September 10, 2009, Nasdaq notified Koss that it no longer met the 750,000 minimum publicly held shares requirement under Listing Rule 5450(b)(1)(B) for continued listing on The Nasdaq Global Market. The proposed stock split will cause Koss’s total number of publicly held shares to exceed the 750,000 minimum threshold while maintaining Koss’s compliance with Nasdaq’s other continued listing requirements. Koss must regain compliance with Nasdaq’s listing requirements by December 24, 2009.

On November 19, 2009, after the stockholders meeting, Koss filed the amendment to the Restated Certificate of Incorporation to accommodate the forward stock split. The forward stock split will be effected in the form of a stock dividend of one share of Common Stock for each share of Common Stock outstanding on or about November 20, 2009, the record date for the stock split.  Koss expects that the stock dividend will be distributed on December 1, 2009.

Any future quarterly dividends paid by Koss will take into account the larger number of shares outstanding after the stock split and therefore will be made at a lower per share rate than would have been the case prior to the stock split. A quarterly cash dividend for the period ended December 31, 2009 will be paid at $0.06 per share.  Any decision to pay cash dividends will depend on Koss’s operating results, financial condition, tax considerations, alternative uses for such funds, and other factors the Board of Directors deem relevant, and there can be no assurance that dividends will be paid in the future.

Koss Corporation markets a complete line of high-fidelity stereophones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.